EXHIBIT 99.1

Northern Technologies International Corporation Reports Sales and Earnings for Third Quarter Fiscal 2013

MINNEAPOLIS, July 11, 2013 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (Nasdaq:NTIC) today reported its financial results for third quarter of fiscal 2013.

NTIC's consolidated net sales decreased 24.7% and 6.8% during the three and nine months ended May 31, 2013 compared to the three and nine months ended May 31, 2012, respectively. These decreases were primarily a result of decreases in sales of ZERUST® rust and corrosion inhibiting packaging products and services in Brazil. Zerust Brazil recorded a $2.3 million order during the three months ended May 31, 2012 related to product sales to Petroleo Brasileiro S.A. (Petrobras) and did not have any sales to Petrobras during the three months ended May 31, 2013. As previously disclosed, NTIC believes that Petrobras intends to place a number of smaller orders during the remainder of fiscal 2013 and fiscal 2014, rather than one large order as Petrobras did during the three months ended May 31, 2012.

"In the third quarter of fiscal 2013, NTIC continued to enjoy top-line sales growth compared to each of the three consecutive prior quarters, as we expanded our supply to several large new customers in both our ZERUST® industrial as well as our Natur-Tec® businesses. During the quarter, we were able to bring start-up costs under control that we previously incurred with the production ramp up of a broad range of new products and products for new customers and also implemented several other initiatives that we anticipate will improve our margins overall," said G. Patrick Lynch, President and Chief Executive Officer of NTIC. "Overall earnings from our international joint venture operations also improved significantly compared to the first and second quarters of fiscal 2013," continued Mr. Lynch, "despite continued uncertainty in both Europe and Asia."

During the three and nine months ended May 31, 2013, 92.2% and 90.9% of NTIC's consolidated net sales, respectively, were derived from sales of ZERUST® products and services, which decreased 25.0% and 8.1% to $5,418,271 and $14,923,966 during the three and nine months ended May 31, 2013, respectively, compared to $7,220,258 and $16,243,683 during the three and nine months ended May 31, 2012, respectively, due primarily to decreases in sales of ZERUST® products and services in Brazil as noted above. NTIC has strategically focused its sales efforts for ZERUST® products and services on customers with sizeable corrosion problems in industry sectors that offer sizable growth opportunities, including the oil and gas sector. NTIC's consolidated net sales for the three and nine months ended May 31, 2013 included $567,615 and $1,699,084, respectively, of sales made by Zerust Brazil, and of those sales, $0 and $189,642, respectively, in sales were made to the oil and gas industry in Brazil. Overall demand for ZERUST® products and services depends heavily on the overall health of the markets in which NTIC sells its products, including in particular the automotive market.

Mr. Lynch added, "We continue to add oil and gas industry companies to our list of customers in several countries, including the United States. These new orders and implementations are primarily for storage tank bottom protection systems, and we expect to see initial revenues recognized for these in the fourth quarter of fiscal 2013 as well as the first quarter or fiscal 2014. With regard to our Natur-Tec® products, we are currently in the process of improving our supply chain in order to improve our overall margins."

During the three and nine months ended May 31, 2013, 7.8% and 9.1%, respectively, of NTIC's consolidated net sales were derived from sales of Natur-Tec® products compared to 7.5% and 7.8% during the three and nine months ended May 31, 2012, respectively. Net sales of Natur-Tec® products decreased 21.5% during the three months ended May 31, 2013 compared to the three months ended May 31, 2012 due primarily to variable ordering patterns by distributors and sales agents and a distributor change. Because of the typical size of individual orders and overall size of NTIC's net sales derived from sales of Natur-Tec® products, the timing of one or more orders can affect materially NTIC's quarterly sales of Natur-Tec® products and the comparisons to prior year quarters. Net sales of Natur-Tec® products increased 9.0% during the nine months ended May 31, 2013 compared to the nine months ended May 31, 2012 due primarily to increased sales to NTIC's Natur-Tec® distributors in the United States. Additionally, NTIC continues to target key regional and national retailers through independent sales agents. Demand for the Natur-Tec® products depends primarily on market acceptance and the reach of NTIC's distribution network.

Cost of goods sold as a percentage of net sales increased to 69.0% and 69.3% during the three and nine months ended May 31, 2013 compared to 53.1% and 61.5% during the three and nine months ended May 31, 2012 primarily as a result of increased sales during the prior year periods of ZERUST® products for the oil and gas industry which carry higher margins than other ZERUST® products and increased production expenses during the current year periods associated with the production and shipping of ZERUST® products to a new customer. The increase in production expenses is anticipated to be temporary and should normalize during the fourth quarter of fiscal 2013.

NTIC's income from joint venture operations increased 31.3% and 17.6% during the three and nine months ended May 31, 2013 compared to respective prior fiscal year periods.

NTIC's equity in income of joint ventures decreased 21.0% and 15.3% to $1,440,335 and $3,733,069, respectively, during the three and nine months ended May 31, 2013 compared to $1,822,972 and $4,405,327 during the three and nine months ended May 31, 2012, respectively. These decreases were primarily a result of the consolidation of NTI Asian LLC (NTI Asean), which was included in the current fiscal year periods, but not in the prior fiscal year periods. NTIC Asean is NTIC's majority owned joint venture holding company for NTIC's joint venture investments in the Association of Southeast Asian Nations (ASEAN) region.

NTIC recognized a 161.2% and 59.2% increase in fees for services provided to joint ventures during the three and nine months ended May 31, 2013 compared to the three and nine months ended May 31, 2012, respectively. These increases were primarily a result of the consolidation of fees for services earned by NTI Asean which are included in the current fiscal year periods, but not in the prior fiscal year periods. Fees for services provided to joint ventures are a function of the net sales of NTIC's joint ventures which were $28,541,576 and $82,788,711 during the three and nine months ended May 31, 2013 compared to $28,954,210 and $83,746,872 for the three and nine months ended May 31, 2012, respectively. Total net sales of NTIC's joint ventures were adversely affected in part by the European economic slowdown, which NTIC believes adversely affected the net sales of NTIC's European joint ventures, as well as certain of NTIC's other non-European joint ventures, and the weakening of the EURO and other currencies compared to the U.S. dollar.

NTIC's total operating expenses increased 4.5% to $10,966,765 during the nine months ended May 31, 2013 compared to the nine months ended May 31, 2012. This increase was primarily the result of increases in selling expenses and expenses incurred in support of joint ventures, and overall reflected NTIC's efforts to support its new business efforts.

NTIC expenses all costs related to product research and development as incurred. NTIC incurred $2,853,250 and $2,856,536 of expense during the nine months ended May 31, 2013 and 2012, respectively, in connection with its research and development activities. These represent net amounts after being reduced by reimbursements related to certain research and development contracts. Such reimbursements totaled $206,046 and $297,258 for the nine months ended May 31, 2013 and 2012, respectively. NTIC anticipates that it will spend between $3,800,000 and $4,000,000 in total during fiscal 2013 on research and development activities related to its new technologies. This estimate is a net range after being reduced by anticipated reimbursements related to certain research and development contracts.

Net income attributable to NTIC decreased 36.2% to $927,112, or $0.21 per diluted common share, for the three months ended May 31, 2013 compared to $1,454,037, or $0.33 per diluted common share, for the three months ended May 31, 2012. Net income attributable to NTIC decreased 42.0% to $1,751,144, or $0.39 per diluted common share, for the nine months ended May 31, 2013 compared to $3,018,987, or $0.68 per diluted common share, for the nine months ended May 31, 2012. These decreases were primarily the result of decreases in gross profit, partially offset by increases in fees for services provided to joint ventures.  NTIC anticipates that its quarterly net income will remain subject to significant volatility primarily due to the sales performance of its joint ventures, sales of its ZERUST® products and services into the oil and gas industry, and sales of Natur-Tec® bioplastics products. Each of these fluctuates more on a quarterly basis than the traditional ZERUST® business in North America.

NTIC anticipates that its net income attributable to NTIC will be positively affected during fourth quarter of fiscal 2013 as a result of its receipt of $500,000 and anticipated receipt of an additional $250,000 in life insurance proceeds as a result of the death of a former NTIC officer.

NTIC's working capital was $13,136,534 at May 31, 2013, including $3,176,157 in cash and cash equivalents, compared to $10,060,081 at August 31, 2012, including $4,137,547 in cash and cash equivalents.

Outlook

NTIC continues to expect that its net sales will range between $24.0 million and $25.0 million, inclusive of sales made by NTIC's majority-owned subsidiary in Brazil, for the fiscal year ending August 31, 2013. However, as a result of the receipt of life insurance proceeds during fourth quarter of fiscal 2013, NTIC is increasing its earnings guidance by $600,000, or $0.13 per share, and now expects that its net income attributable to NTIC to range between $3.3 million and $3.6 million, or between $0.75 and $0.81 per diluted common share, for the fiscal year ending August 31, 2013.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for third quarter of fiscal 2013 and its future outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC's website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 13017497.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 55 countries either directly or via a network of majority-owned subsidiaries, joint ventures, independent distributors and agents. NTIC's primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 35 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC's technical service consultants work directly with the end users of NTIC's products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resin compounds and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC's expectations regarding its future financial performance and other statements that can be identified by words such as "believes," "anticipates," "expects," "intends," "continue," "potential," "outlook," "will," "would," "should," "guidance" or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC's management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: NTIC's dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC's relationships with its joint ventures and its ability to maintain those relationships; risks related to the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC's international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC's markets; NTIC's investments in research and development efforts; acceptance of existing and new products; timing of NTIC's receipt of purchase orders under supply contracts; variability in sales to Petrobras and other customers and the effect on NTIC's quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; and NTIC's reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC's operating and financial results is described in the company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2013 (UNAUDITED)
AND AUGUST 31, 2012

	May 31, 2013	August 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,176,157	$4,137,547
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $20,000 at May 31, 2013 and August 31, 2012	2,801,488	2,516,961
Trade joint ventures	1,120,085	734,543
Fees for services provided to joint ventures	2,459,487	1,316,933
Income taxes	174,092	58,129
Inventories	5,216,976	4,151,197
Prepaid expenses	352,395	548,331
Deferred income taxes	596,085	596,085
Total current assets	15,896,765	14,059,726

PROPERTY AND EQUIPMENT, NET	5,126,133	4,288,618

OTHER ASSETS:
Investments in joint ventures	23,320,080	21,461,492
Deferred income taxes	1,030,610	1,030,610
Patents and trademarks, net	1,061,725	961,181
Other	76,000	76,000
Total other assets	25,488,415	23,529,283
Total assets	$46,511,313	$41,877,627

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of note payable	76,119	76,120
Accounts payable	1,267,591	1,818,309
Accrued liabilities:
Payroll and related benefits	1,055,766	1,565,866
Deferred joint venture royalties	288,000	288,000
Other	72,755	251,350
Total current liabilities	2,760,231	3,999,645

NOTE PAYABLE, NET OF CURRENT PORTION (Note 7)	876,325	933,413

COMMITMENTS AND CONTINGENCIES (Note 13)

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000 shares; issued and outstanding 4,428,036 and 4,403,656, respectively	88,561	88,073
Additional paid-in capital	11,557,585	11,130,966
Retained earnings	27,011,178	25,260,034
Accumulated other comprehensive income	334,236	277,583
Stockholders' equity	38,991,560	36,756,656
Non-controlling interest	3,883,197	187,913
Total equity	42,874,757	36,944,569
Total liabilities and equity	$46,511,313	$41,877,627

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2013 AND 2012

	Three Months Ended		Nine Months Ended
	May 31, 2013	May 31, 2012	May 31, 2013	May 31, 2012
NET SALES:
Net sales, excluding joint ventures	$5,041,096	$7,175,825	$14,296,686	$15,579,086
Net sales, to joint ventures	835,937	629,079	2,118,444	2,032,260
Total net sales	5,877,033	7,804,904	16,415,130	17,611,346

Cost of goods sold	4,054,364	4,143,514	11,379,249	10,833,072
Gross profit	1,822,669	3,661,390	4,935,881	6,778,274

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,440,335	1,822,972	3,733,069	4,405,327
Fees for services provided to joint ventures	1,917,947	734,337	5,535,105	3,477,715
Total joint venture operations	3,358,282	2,557,309	9,268,174	7,883,042

OPERATING EXPENSES:
Selling expenses	1,243,687	1,270,996	3,588,847	3,393,564
General and administrative expenses	1,105,710	1,147,744	3,498,393	3,518,569
Expenses incurred in support of joint ventures	335,132	294,169	1,026,275	729,990
Research and development expenses	1,002,651	1,067,454	2,853,250	2,856,536
Total operating expenses	3,687,180	3,780,363	10,966,765	10,498,659

OPERATING INCOME	1,493,771	2,438,336	3,337,290	4,162,657

INTEREST INCOME	2,984	15,726	50,618	36,417
INTEREST EXPENSE	(50,986)	(6,264)	(64,448)	(19,514)
OTHER INCOME	—	6,825	—	20,475

INCOME BEFORE INCOME TAX EXPENSE	1,445,769	2,454,623	3,323,460	4,200,035

INCOME TAX EXPENSE	158,000	814,000	532,000	1,020,000

NET INCOME	1,287,769	1,640,623	2,791,460	3,180,035

NET INCOME ATTRIBUTABLE TO NON CONTROLLING INTEREST	360,657	186,586	1,040,316	161,048

NET INCOME ATTRIBUTABLE TO NTIC	$927,112	$1,454,037	$1,751,144	$3,018,987

NET INCOME PER COMMON SHARE:
Basic	$0.21	$0.33	$0.40	$0.69
Diluted	$0.21	$0.33	$0.39	$0.68

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	4,421,379	4,399,290	4,415,452	4,379,175
Diluted	4,468,861	4,461,044	4,464,774	4,448,472

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2013 AND 2012

	Three Months Ended		Nine Months Ended
	May 31, 2013	May 31, 2012	May 31, 2013	May 31, 2012
NET INCOME	$1,287,769	$1,640,623	$2,791,460	$3,180,035
OTHER COMPREHENSIVE INCOME (LOSS) - FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(292,001)	(1,346,222)	103,543	(2,600,098)

COMPREHENSIVE INCOME (LOSS)	995,768	294,401	2,895,003	579,937
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	352,519	156,450	1,087,206	123,608
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO STOCKHOLDERS	$643,249	$137,951	$1,807,797	$456,329

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED MAY 31, 2013 AND 2012

	Nine Months Ended
	May 31,	May 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,791,460	$3,180,035
Adjustments to reconcile net income to net cash used in operating activities:
Expensing of fair value of stock options vested	213,347	216,712
Depreciation expense	316,118	255,641
Amortization expense	53,264	113,624
Loss on disposal of assets	13,842	—
Equity in income from joint ventures	(3,733,069)	(4,405,327)
Changes in current assets and liabilities:
Receivables:
Trade, excluding joint ventures	(306,554)	(341,903)
Trade, joint ventures	(385,542)	41,562
Fees for services receivables, joint ventures	199,532	199,871
Income taxes	(116,816)	(6,403)
Inventories	(1,085,743)	(117,023)
Prepaid expenses and other	195,848	(539,868)
Accounts payable	(526,505)	(479,801)
Income tax payable	2,783	138,132
Accrued liabilities	(684,857)	571,824
Net cash used in operating activities	(3,052,892)	(1,172,924)

CASH FLOWS FROM INVESTING ACTIVITIES:
Dividends received from joint ventures	3,017,586	3,045,544
Additions to property and equipment	(1,160,344)	(402,620)
Effect of NTI Asean consolidation on cash (Note 2)	1,612,768	—
Additions to patents	(167,652)	(125,555)
Net cash provided by investing activities	3,302,358	2,517,369

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable	(57,089)	(57,089)
Dividend received by non-controlling interest	(1,352,841)	—
Proceeds from employee stock purchase plan	56,739	55,410
Proceeds from exercise of stock options	157,021	15,040
Net cash (used in) provided by financing activities	(1,196,170)	13,361

EFFECT OF EXCHANGE RATE CHANGES ON CASH:	(14,686)	(158,270)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(961,390)	1,199,536
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,137,547	3,266,362

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,176,157	$4,465,898
CONTACT: Investor and Media Contacts:
         Matthew Wolsfeld, CFO
         NTIC
         (763) 225-6600